Exhibit 10. 25

ACKNOWLEDGEMENT

TO:	HARVEST HEALTH & RECREATION INC. (“HHR”)
HARVEST DISPENSARIES, CULTIVATIONS & PRODUCTION FACILITIES LLC (“Harvest DCP”)
HARVEST ENTERPRISES, INC. (“Enterprises”)

RE:	Put Option agreement (the “Agreement”) dated December 20, 2019, between Bridging Finance Inc., HHR, Harvest DCP and Enterprises

The undersigned hereby acknowledges and confirms that:

1.	Capitalized terms not defined herein have the meanings given to those terms in the Agreement.

2.	On the date hereof, each of the Dec. 31 Condition and the MJAR Closing Condition have been satisfied in full and the Put Option has expired, unexercised, in accordance with its terms.

3.	The MJAR Closing Condition having been satisfied, a Security Termination Event has occurred in accordance with Section 3.2 of the Agreement.

DATED this 31st day of December, 2019.

BRIDGING FINANCE INC.

By:	/s/ David Sharpe
Name:	David Sharpe
Title:	Chief Executive Officer